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EXHIBIT 5.1

August 29, 2001

Schuler Homes, Inc.
400 Continental Boulevard, Suite 100
El Segundo, California 90245

    Re:  Registration Statement on Form S-8 of Schuler Homes, Inc.

Ladies and Gentlemen:

    We refer to the registration statement on Form S-8 ("Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act") filed by Schuler Homes, Inc., a Delaware corporation (the "Company"), with respect to the proposed offering by the Company of up to 1,155,067 shares (the "Shares") of the Class A Common Stock of the Company, $0.001 par value per share (the "Class A Common Stock"), 788,000 of which are subject to issuance by the Company under the Schuler Homes, Inc. 2000 Stock Incentive Plan (the "2000 Plan") and 367,067 of which are subject to issuance by the Company under the Schuler Homes, Inc. 1998 Employee Stock Purchase Plan (the "1998 Plan" and together with the 2000 Plan, the "Plans").

    We have examined the originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

    Based on our examination mentioned above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the issuance by the Company of the Shares has been duly authorized and when (a) the Registration Statement has become effective under the Securities Act, and (b) the Shares are issued and paid for in accordance with the terms of the Plans, the Shares will be duly and validly issued, fully paid and non-assessable shares of Class A Common Stock.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,
GIBSON, DUNN & CRUTCHER LLP

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  EXHIBIT 5.1